EXHIBIT 99.  CAUTIONARY STATEMENT UNDER PRIVATE
            SECURITIES LITIGATION REFORM ACT OF 1995 - "SAFE
            HARBOR" FOR FORWARD LOOKING DISCLOSURES

            Certain forward-looking statements are included in this Form 10-Q and may be made by Company spokespersons based on current expectations of management. All forward-looking statements made by the Company are subject to risks and uncertainties. Certain factors, including, but not limited to those listed below, may cause actual results to differ materially from current expectations and historical results.

              - Economic factors over which the Company has no
                control, including changes in inflation, interest rates and foreign currency exchange rates.

              - Competitive factors including generic competition
                as patents on key products, such as Prozac, expire; pricing pressures, both in the U.S. and abroad, primarily from managed care groups and government agencies; and technological advances and patents obtained by competitors.

              - Governmental factors including laws and
                regulations and judicial decisions at the state and federal level related to Medicare, Medicaid and healthcare reform; and laws and regulations affecting international operations.

              - The difficulties and uncertainties inherent in
                new product development. New product candidates that appear promising in development may fail to reach the market because of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture, or infringement of the patents or intellectual property rights of others.

              - Delays and uncertainties in the FDA approval
                process and the approval processes in other countries, resulting in lost market opportunity.

              - Unexpected safety or efficacy concerns arising
                with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales.

              - Legal factors including unanticipated litigation
                of product liability claims; antitrust
                litigation; environmental matters; and patent disputes with competitors which could preclude commercialization of products or negatively affect sales of existing products.

              - Future difficulties obtaining or the inability to
                obtain existing levels of product liability insurance.

              - Changes in tax laws, including the proposed
                amendment by Congress to the Section 936 income tax credit to eliminate the income-based tax credit for companies with operations in Puerto Rico, including Lilly. Future changes in tax laws related to the remittance of foreign earnings or investments in foreign countries with favorable tax rates could materially impact the Company's results.

              - Changes in accounting standards promulgated by
                the Financial Accounting Standards Board, the Securities and Exchange Commission, and the American Institute of Certified Public Accountants which are adverse to the Company.

              - Internal factors such as changes in business
                strategies and the impact of restructurings and business combinations.